Exhibit 99.1

Logiq Closes Battle Bridge Acquisition

●	Strategic, Synergistic Transaction to Increase Market Share and Enhance Growth Opportunities

●	Deal Expected to be Accretive to 2022 Earnings; Supports LGIQ Forecast for Breakeven EBITDA Run Rate by Year-End

NEW YORK, NY -- March 31, 2022 — Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of award-winning consumer acquisition solutions, today announced it has completed the acquisition of certain assets of the Battle Bridge Labs companies, including Section 2383 LLC (collectively, “Battle Bridge”), a Tulsa, Oklahoma-based digital brand marketing agency, on schedule, as previously announced February 17 as a binding LOI.

Battle Bridge is a rapidly growing, leading boutique provider of digital brand marketing services including pay-per-click management, social media marketing, funnel creation and optimization, SEO, web design, conversion optimization and more. It is a certified partner of Google, Shopify, Bing ads, IMA, and has been featured in Forbes, HuffPo, Wix.com and other leading publications.

Logiq anticipates booking $3.8 million in Battle Bridge revenue with $1.4 million in EBITDA cash flow over the next 12 months beginning April 1. Structured as an asset purchase, Logiq purchased certain Battle Bridge assets including customer lists and contracts, trade names and trademarks, marketing resources, proprietary tech and processes, and more for $3.25 million. The purchase price consisted of $250,000 in cash and the issuance of $3 million in restricted Logiq common shares which are subject to a minimum six-month lockup with leak-out gates for one year thereafter. Concurrent with the transaction, Logiq is employing numerous key Battle Bridge employees.

The transaction brings Logiq incremental revenue and projected accretive earnings while synergistically increasing its content creation resources and broadening its digital marketing expertise enabling both businesses to scale their assets and operations for accelerating growth.

“Our first strategic deal of 2022 is tremendously positive as we successfully execute on our business plan to pursue strategic and EBITDA-accretive acquisitions that strengthen our competitive advantages, enable us to capture market share and create cross-selling opportunities,” said Brent Suen, Logiq Chairman and CEO. “It is an exemplary model of the types of transactions we are actively working on for 2022.”

“All industries go through periods of consolidation,” Mr. Suen added. “With most small businesses hit hard by the pandemic, we see many well-managed businesses in our fragmented industry with attractive, low valuations whose best option for strong, sustainable growth is simply to gain scale through M&A. Logiq has the expertise and vision to synergistically consolidate these undiscovered values.”

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and customer acquisition solutions by simplifying digital advertising. It provides a data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter | Facebook.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, including, without limitation, our ability to successfully negotiate and finalize a purchase agreement governing the terms of such acquisition, the structure of the transaction, timing of the transaction, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

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